As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	39-1979642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Steven L. Basta

Chief Executive Officer

BioForm Medical, Inc.

1875 South Grant Street, Suite 200

San Mateo, California 94402

(650) 286-4000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

David J. Saul, Esq.

Ropes & Gray LLP

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

(650) 617-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, or “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐.	Accelerated filer	☐.

Non-accelerated filer	☒. (Do not check if a smaller reporting company)	Smaller reporting company	☐.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,052,194 shares (1)	$3.50(2)	$14,182,679	$791.39

(1)	Represents the number of additional shares authorized for future issuance under the 2007 Equity Incentive Plan.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the common stock as reported on The Nasdaq Stock Market on September 24, 2009.

BIOFORM MEDICAL, INC.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,052,194 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan (the “2007 Plan”), which consists of 1,854,028 shares and 1,851,993 shares added on July 1, 2009 and July 1, 2008, respectively, pursuant to the annual increase provisions of its 2007 Plan and 1,811,717 shares added due to the exchange of options granted under its 2003 (Active) Stock Plan (the “2003 Plan”) for replacement options granted under its 2007 Plan in connection with its option exchange program completed on January 22, 2009, 728,177 shares granted under the 2003 Plan that were otherwise cancelled between December 12, 2008 and June 30, 2009 and returned to the 2007 Plan, less 2,193,721 shares previously registered on Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 27, 2007 (File no. 333-147647) in excess of the 4,000,000 shares originally reserved under the 2007 Plan.

PART II

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

The contents of the earlier registration statement relating to the 2007 Plan previously filed with the Securities and Exchange Commission on November 27, 2007 (File no. 333-147647) is incorporated herein by reference and made a part hereof.

Item 8.	Exhibits.

Exhibit Number	Description
4.1*	Specimen Common Stock certificate of the Registrant
5.1	Opinion of Ropes & Gray LLP
10.1*	2003 (Active) Stock Plan.
10.2*	2007 Equity Incentive Plan
10.23**	First amendment to the 2003 (Active) Stock Plan, dated November 24, 2008
10.24**	First and second amendments to the 2007 Equity Incentive Plan, dated November 24, 2008 and December 21, 2008, respectively
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ropes & Gray LLP (see Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-145584), and as declared effective on November 6, 2007.
**	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Quarterly Form 10-Q on February 13, 2009

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, BioForm Medical, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 25th day of September, 2009.

BIOFORM MEDICAL, Inc.

By:	/s/ STEVEN L. BASTA
Steven L. Basta
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven L. Basta and Frederick Lwee, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN L. BASTA Steven L. Basta	Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2009

/S/ FREDERICK LWEE Frederick Lwee	Principal Financial Officer (Principal Financial and Accounting Officer)	September 25, 2009

/S/ DENNIS CONDON Dennis Condon	Director	September 25, 2009

/S/ CHRIS DENNIS Chris Dennis	Director	September 25, 2009

/S/ N.C. JOSEPH LAI N.C. Joseph Lai	Director	September 25, 2009

/S/ TIMOTHY P. LYNCH Timothy P. Lynch	Director	September 25, 2009

/S/ JEFFREY NUGENT Jeffrey Nugent	Director	September 25, 2009

/S/ KEVIN K. SIDOW Kevin K. Sidow	Director	September 25, 2009

/S/ MARTIN SUTTER Martin Sutter	Director	September 25, 2009

II-2

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Specimen Common Stock certificate of the Registrant
5.1	Opinion of Ropes & Gray LLP
10.1*	2003 (Active) Stock Plan.
10.2*	2007 Equity Incentive Plan
10.23**	First amendment to the 2003 (Active) Stock Plan, dated November 24, 2008
10.24**	First and second amendments to the 2007 Equity Incentive Plan, dated November 24, 2008 and December 21, 2008, respectively
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ropes & Gray LLP (see Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-145584), and as declared effective on November 6, 2007.
**	Incorporated by reference to an exhibit with the same number filed with the Registrant’s Quarterly Form 10-Q on February 13, 2009